Exhibit 3.4

C

COMMON STOCK SHARES
KITTY HAWK™
	KITTY HAWK®, INC.	CUSIP 498326 20 6
	INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN LEGENDS

This Certifies that

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, $.000001 PAR VALUE, OF THE COMMON STOCK OF

KITTY HAWK, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed or accompanied by a proper assignment. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and Bylaws of the Corporation and all amendments thereof, to all of which the holder by the acceptance hereof consents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
/s/ Robert W. Zoller Robert W. Zoller, Jr. President and Chief Executive Officer		COUNTERSIGNED AND REGISTERED
	Kitty Hawk, Inc. Corporate SEAL Delaware 1994	AMERICAN STOCK TRANSFER & TRUST COMPANY TRANSFER AGENT AND REGISTRAR
/s/ E. Pierce Marshall, Jr. E. Pierce Marshall, Jr. Secretary		BY
AUTHORIZED SIGNATURE

KITTY HAWK, INC.

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. A stockholder may make the request to the Corporation at its principal executive offices.

The rights of persons who are not “citizens of the United States” (as defined in 49 U.S.C§40102(a)(15), as now in effect or as hereafter amended) to vote the securities represented by this Certificate are subject to certain restrictions contained in the Certificate of Incorporation of the Corporation, copies of which are on file at the principal executive offices of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construe as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT— Custodian (Cust) (Minor)

TEN ENT –	as tenants by the entireties	Under Uniform gifts to Minors Act (State)
JT TEN –	as joint tenants with right of survivorship and not as tenants in Common

Additional abbreviations may also be used through not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated
X
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER	(Signature)
X
(Signature)

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SIGNATURE(S) GUARANTEED BY: